PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com
512.928.6897 or 800.643.7148	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Evaluating Alternatives to Protect

Net Operating Loss Carryforwards

Intends to Seek Approvals for Adoption of Tax Benefit Preservation Plan

AUSTIN, Texas – October 3 , 2013 – Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data archive solutions, announced today that it is evaluating alternatives to protect its existing net operating loss (NOL) carryforwards and attempt to avoid a potential “triggering event,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended. Subject to the receipt of applicable approvals required from the holders of the Company’s 5.0% Series F Convertible Preferred Stock, the company announced that its Board of Directors intends to adopt a tax benefit preservation plan to protect the value of its NOL carryforwards and other related tax assets (an “NOL Plan”).

As of July 31, 2013, the Company had total federal NOL carryforwards of approximately $100 million.

The impairment of the Company’s NOL carryforwards would be triggered by a 50-percentage-point or more “ownership shift” by “5% shareholders” (as defined in Section 382 of the Internal Revenue Code) during a rolling three-year period, all as calculated under Internal Revenue Service regulations. Even small fluctuations in the ownership of “5% shareholders” could trigger the Section 382 impairment of the Company’s NOL carryforwards.

At this time, Crossroads is urging any shareholder or prospective shareholder who is, or may be close to becoming, a “5% shareholder” and any current 5% or more shareholder to contact Mark Hood, the Company’s Executive Vice President of Corporate Communications, or Jennifer Crane, the Company’s Chief Financial Officer, at the contact information above before completing any trades to discuss the possible consequences of such trades with respect to the Company’s NOL carryforwards.

Following the receipt of certain approvals required to be obtained from the holders of a majority of the Company’s 5.0% Series F Convertible Preferred Stock, the Board’s adoption of an NOL Plan would be intended to serve the interest of all Crossroads shareholders by reducing the likelihood of an ownership change that would impair the Company’s use of its NOL carryforwards, thereby helping to protect the Company’s ability to use the NOL carryforwards to offset future tax liabilities. The company intends to begin seeking the requisite approvals from the holders of its 5.0% Series F Convertible Preferred Stock relating to the NOL Plan shortly following the date of this release. The likelihood and timing of such stockholder approval cannot be determined at this time and, accordingly, whether an NOL Plan will be adopted cannot be ascertained at this time.

In the event an NOL Plan is adopted, the Board of Directors would expect to declare a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock and each outstanding share of 5.0% Series F Convertible Preferred Stock to holders of record as of the close of business on the record date set by the Board of Directors. Any share issued after that date would also receive a Right. If an NOL Plan is adopted, any person or group that acquires beneficial ownership of 4.99% or more of the Company’s common stock without Board approval would be subject to significant dilution in the ownership interest of that person or group, subject to limited exceptions, and the Rights held by such person or group would become void. Shareholders who currently beneficially own 4.99% or more will not trigger the preferred share purchase rights unless they acquire beneficial ownership of additional shares.

The Company expects to submit an NOL Plan for shareholder approval at the next annual meeting of stockholders following the implementation of such NOL Plan.

If adopted, the terms of the NOL Plan are expected to provide that the NOL Plan would expire on the earliest of (i) 5:00 p.m., New York time, on the date that the votes of the stockholders of the Company, with respect to the Company’s next annual meeting of stockholders following the implementation of such NOL Plan, are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Company's next annual meeting of stockholders following the implementation of such NOL Plan (or any adjournment or postponement thereof) duly held in accordance with the Company's Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York time, on the date that is three years after the NOL Plan is adopted; (iii) the time at which the Rights are redeemed or exchanged under the Plan; (iv) the repeal of Section 382 or any successor status and the Board's determination that the Plan is no longer necessary for preservation of the Company's NOLs; or (v) the beginning of a taxable year of the Company to which the Board of Directors determines that no NOLs may be carried forward. In addition, the Board of Directors would be able to terminate the NOL Plan at any time in its discretion.

The above summary description of the expected terms of any NOL Plan reflects the Company’s current plans only and is subject to change. If it adopts an NOL Plan, the Company will file additional definitive information regarding such NOL Plan with the U.S. Securities and Exchange Commission.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data archive solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to earn profits in the future, its adoption of an NOL Plan and the expected terms thereof, ownership changes with respect to its capital stock that would result in a limitation of Crossroads’ ability to use its net operating loss carryforwards and the ability of the Company to realize value from such tax attributes, the Company’s ability to implement its business strategy, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: its ability to generate revenues from the limited partnership that holds a significant portion of our intellectual property, the risk of a default under Crossroads’ credit agreement, Crossroads’ liquidity and potential need for additional financing, the risk that Crossroads’ common stock could be delisted from the Nasdaq Capital Market, the convents and anti-dilution provisions of its 5.0% Series F Convertible Preferred Stock and warrants, the risks of a future ownership change that could adversely affect the use of net operating loss carryforwards and the ability of the Company to realize value from such tax attributes, uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances except as required by law.

©2013 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.